UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2011

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 22, 2011, CDEX, Inc. (“CDEX”, or the “Company”) entered into an agreement to issue 8,670,000 shares of CDEX common stock to the original investors of the Exclusive Distribution Agreement (“Agreement”) to cancel the Agreement effective September 20, 2011. The original investors are PEMCO, LLC and Messrs. Peter Maina, Robert Stewart, Milton Datsopoulos and Scott Newby. The Agreement grants an exclusive United States distribution rights for all products developed by CDEX for application in the field of Oncology for a term of five (5) years.

The form of the Agreement to Terminate the Exclusive Distribution Agreement is filed as Exhibit 99.1 with this Current Report on Form 8-K and are incorporated herein; the summary of this document set forth above is qualified by reference to such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No. Exhibit Description

99.1 Agreement to Terminate the Exclusive Distribution Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: September 22, 2011	By:	/s/ Stephen McCommon
Stephen McCommon, CFO